EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ryman Hospitality Properties, Inc. 401(k) Savings Plan

Nashville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-37051) of Ryman Hospitality Properties, Inc. of our report dated June 26, 2014 relating to the financial statements and supplemental schedule of the Ryman Hospitality Properties, Inc. 401(k) Savings Plan which appears in this 2013 Annual Report on Form 11-K.

/s/ Lattimore Black Morgan and Cain, PC

Brentwood, Tennessee

June 26, 2014